                                                                   EXHIBIT 23.4

                         [Coopers & Lybrand Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-3 of our report dated January 20, 1997, on our audits of the statements of revenues and direct operating expenses of the American Cometra Interests, for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996. We also consent to the reference to our firm under the caption "Experts".


                                                    COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
January 23, 1997